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                                                                    Exhibit 3.62

                                     BYLAWS
                                       OF
                   ROSENDORF, MARGULIES, BORUSHOK & SCHOENBAUM
                     RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC.
                             (A FLORIDA CORPORATION)


                                    ARTICLE I

                                     OFFICES

                  1.1. Principal Office and Other Offices. The principal office of ROSENDORF, MARGULIES, BORUSHOK & SCHOENBAUM RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC., (the "Corporation") shall be located at such place within or outside the State of Florida (the "State") as the Board of Directors (the "Board") may from time to time designate. The Corporation may have other offices for the transaction of the affairs of the Corporation located at such other places both within and without the State as the Board may from time to time designate or as the business of the Corporation may require.

                  1.2. Registered Office and Agent. The Corporation shall have and continuously maintain in the State a registered office and have a registered agent, as required by law. Such office may, but need not, be identical with the principal office of the Corporation in the State of Florida. The Corporation may from time to time change its registered office or its registered agent, or both, by a resolution of the Board that adopts the change and authorizes the president or vice-president to execute and submit for filing with the Department of State a statement of change setting forth the information required by law. Any new registered agent designated by such statement shall acknowledge in writing such statement, and any new or successor registered agent shall simultaneously file with the Department of State a written statement, in the form and manner prescribed by law, accepting the appointment and stating the registered agent's familiarity with and acceptance of the obligations provided for under the laws of the State.

                                   ARTICLE II

                                  SHAREHOLDERS

                  2.1. Annual Meetings. The annual meeting of shareholders for the purpose of electing directors and for the transaction of such other matters as may properly come before the meeting shall be held beginning at 10 a.m. on the 2nd Tuesday in March of each year or at such other time and date as may be fixed by or under the authority of the Board; provided, the annual meeting of the shareholders for any year shall be held no later than thirteen (13) months after the last annual meeting of the shareholders. However, failure to hold a timely annual meeting shall in no way affect the terms of officers or directors of the Corporation or the validity of actions of the Corporation.

                  2.2. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or the Board or by the person designated in one or more written request(s) of the holders of not less than ten (10) percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting,


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which requests must be delivered to the Corporation's secretary describing the purpose or purposes for which such meeting is to be held.

                  2.3. Place of Meeting. The Board may designate any place, either within or without the State, as the place of meeting for any annual meeting or for any special meeting called by the Board. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place either within or without the State as the place for the holding of such meeting. If no designation is made for the place of meeting, or if the meeting is otherwise called, then the place of meeting shall be the principal business office of the Corporation within the State or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

                  2.4. Notice of Meeting. A written notice of each shareholders' meeting stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered either personally or by first-class mail to each shareholder of record entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before the date of the meeting. Notice shall be given by or at the direction of the president, the secretary, or the officer or persons calling the meeting. If notice is by mail, such notice shall be deemed to have been delivered when deposited with postage prepaid thereon in the United States mail, addressed to the shareholder at the address of the shareholder as it appears on the stock transfer books of the Corporation.

                  2.5. Waiver of Notice. A written waiver of notice signed by a shareholder who was entitled to notice of a meeting of the shareholders, whether the waiver is given before or after the time required for the notice, shall be equivalent to the giving of such notice provided such written waiver is delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting shall constitute a waiver of notice of such meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Further, in the case of a special meeting, a shareholder's attendance shall constitute a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                  2.6. Adjournment. Any meeting of the shareholders may be adjourned to another time or place by a majority vote of the shares entitled to vote and which are represented at the meeting. When all of the shares entitled to vote are represented in person or by proxy at a meeting, and such meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting, if the time and the place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Any business may be transacted at such adjourned meeting that might have been transacted at the original meeting. If all of the shares entitled to vote are not represented at the meeting at which adjournment is taken, then notice of the adjourned meeting as required by Section 2.04 of these Bylaws shall be given to each shareholder of record. In all cases, however, if, after the adjournment, the Board fixes a new record date for the adjourned meeting, then notice of the adjourned meeting shall be given as provided in this Article II to each shareholder of record under the new record date who is entitled to vote at the adjourned meeting.


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                  2.7. Fixing of Record Date. For the purpose of determining the shareholders who are entitled to receive notice of or to vote at any shareholders' meeting or any adjournment thereof, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, and pursuant to any other purpose requiring a determination of shareholders, the Board may fix, in advance, a record date for any such determination of shareholders. Such record date shall not be more than seventy (70) days before the date on which the particular action requiring such determination of shareholders is to be taken.
If no such record date is fixed, then the date on which notice of a shareholders' meeting is delivered or the date on which the Board adopts a resolution declaring a dividend, as the case may be, shall be the record date for such determination of shareholders. In the case of an adjourned meeting, the record date for the original meeting shall apply to the adjournment thereof, unless the Board fixes a new record date in accordance with these Bylaws; provided, however, that the Board shall be required to fix a new record date for such adjourned meeting if the adjournment is to a date more than 120 days after the date fixed for the original meeting.

                  2.8. Record of Shareholders Having Voting Rights. After fixing a record date for a shareholders' meeting, the secretary of the Corporation shall, at least ten (10) days before such meeting, prepare a complete, alphabetical list of the shareholders entitled to notice of such meeting, arranged by the voting groups of the shareholders entitled to vote on the matters to come before the meeting, with the address of, and the number, class and series, if any, of shares held by each. For a period of ten (10) days prior to the meeting, or such shorter time as exists between the record date and the meeting and continuing through the meeting, the shareholders list shall be made available for inspection at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar, and such list shall be subject to inspection upon written demand by any shareholder or the shareholder's agent or attorney, at the shareholder's expense, at any time during usual business hours during the period it is available for inspection. Such list shall also be available at the meeting, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment thereof. If the requirements of this
Section 2.08 have not been substantially complied with, then upon the demand, in person or by proxy, of any shareholder who failed to get access to such list, the meeting shall be adjourned until the requirements of this Section are complied with; provided, however, that any failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

                  2.9. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law, the Articles of Incorporation, or these Bylaws. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, which reduces the number of shares entitled to vote below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

                  2.10. Conduct of Meeting. The president, and in the president's absence, a vice-president in the order provided under Section 4.6, and in their absence, any person chosen by the shareholders present, shall call the meeting of the shareholders to order and shall act as chairman of


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the meeting, and the secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the secretary, the person acting as chairman of the meeting may appoint any other person to act as secretary of the meeting.

                  2.11. Proxies. Every shareholder entitled to vote at a shareholders' meeting, or entitled to express consent or dissent without a meeting, or the duly authorized attorney-in-fact of such shareholder, may authorize another person or other persons to act as the shareholder's proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be a sufficient appointment form. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes, and unless otherwise stated in the appointment form, the appointment of a proxy shall be valid only for a period of eleven (11) months. Every appointment of a proxy shall be revocable at the pleasure of the shareholder who executed it, except as otherwise provided by law.

                  The authority of a proxy to act shall not be revoked by the death or incapacity of the shareholder who executed the appointment, unless, before the authority is exercised under the appointment, notice of such death or incapacity is received by the secretary of the Corporation or other agent of the Corporation authorized to tabulate votes.

                  Any proxy may appoint, in writing, a substitute to act in the proxy's place, if the appointment of the proxy expressly provides for such substitution. If an appointment confers proxy authority upon more than one person, and if the appointment does not otherwise provide, a majority of the authorized persons, or, if only one is present, then that one, may exercise all the powers conferred by the appointment; provided, however, if the proxies present at the meeting are equally divided as to the right and manner of voting, then the voting of such shares shall be prorated.

                  2.12. Voting of Shares. Subject to the provisions of this
Article II of these Bylaws, the Articles of Incorporation, and the laws of the State, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.

                  2.13. Action Without Meeting. Any action of the shareholders required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if one or more written consents setting forth the action so taken is or are dated and signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided such consent or consents are delivered to the Corporation at its principal office in the State, to the Corporation's principal place of business, or to the secretary, within 60 days of the date of the earliest dated consent delivered in such manner. Any written consent may be revoked prior to the date the corporation receives the required number of consents to authorize the proposed action, provided that such revocation must be in writing and shall not be effective until received by the Corporation in the manner set forth above. Within ten (10) days after obtaining such authorization by written consent, the Corporation shall give notice to the shareholders who have not consented in writing or who were not entitled to vote on the action taken in the consent. Such notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters' rights are provided by applicable corporate laws of the State,


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such notice shall contain a clear statement of the right of shareholders dissenting from the action to be paid the fair value of their shares upon compliance with applicable corporate laws of the State. Whenever action is taken pursuant to this Section 2.13, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders. Any certificate that is required by law to be filed as a result of an action of the shareholders taken under this Section 2.13 shall state that written consent for such action was given in accordance with the laws of the State.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  3.1. General Powers and Number. The business and affairs of the Corporation shall be managed by the Board subject to any limitations set forth under the laws of the State, the Articles of Incorporation, and these Bylaws concerning corporate action that must be authorized or approved by the shareholders. The number of directors of the Corporation shall be two (2).

                  3.2. Election of Directors. Directors shall be elected at the annual meeting of shareholders by a plurality of the voters cast by the shares entitled to vote in the election where each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote.

                  3.3. Tenure and Qualifications. Each director shall hold office (a) until the next annual meeting of the shareholders and until a successor shall have been elected or (b) until the director's prior death, resignation or removal. Directors shall be 18 years of age or older but need not be residents of the State or shareholders of the Corporation.

                  3.4. Resignation and Removal. A director may resign at any time by delivering a written notice of resignation to the Board or its chairman (if any) or to the secretary of the Corporation. Directors may be removed, with or without cause, at a shareholders' meeting called with notice of that purpose, by a vote of the holders of the shares then entitled to vote to elect that director provided the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

                  3.5. Vacancies. Any vacancy occurring in the Board, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though the remaining directors constitute less than a quorum of the Board; provided, however, if a vacancy is created by removal of a director by action of the shareholders, then the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

                  3.6. Regular Meetings. A regular meeting of the Board shall be held without notice other than this bylaw immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of


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shareholders. The Board may provide, by resolution, the time and place, either within or without the State, for the holding of additional regular meetings without notice other than such resolution.

                  3.7. Special Meetings. Special meetings of the Board may be called by or at the request of the president, secretary, or any director. The president or secretary calling any special meeting of the Board may fix any place, either within or without the State, as the place for holding any special meeting of the Board called by them, and if no other place is fixed the place of the meeting shall be the principal business office of the Corporation in the State.

                  3.8. Notice; Waiver. Except to the extent provided in Section
3.6 of these Bylaws, notice of each meeting of the Board shall be given to each director (a) by personal delivery, telegram or cablegram not less than twenty-four (24) hours before the meeting or (b) by first-class mail, addressed to the business address or such other address as the director shall have designated in a writing filed with the secretary, and mailed not less than five
(5) business days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid and properly addressed. If sent by telegram or cablegram, such notice shall be deemed to be delivered when delivered or communicated to the telegraph or cablegram company. However, any notice to any director required under these Bylaws or under any provision of law may be waived if such director signs a waiver of notice at any time, either before or after the time of the meeting. If a director has not been given notice as required under these Bylaws or under provisions of law, but the director attends the meeting, the director's attendance shall constitute a waiver of notice of such meeting and a waiver of all objections to the time and place of the meeting and the manner in which it was called or convened, except, when a director states, at the beginning of such meeting, or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in either the notice of, or a waiver of notice of, any regular or special meeting.

                  3.9. Attendance via Telephone Conference Call. Except to the extent otherwise provided by law, any meeting of the Board may be attended by any or all of the directors by means of a conference telephone (or similar communications equipment) through the use of which all directors participating in the meeting can hear each other at the same time. Such attendance by any or all directors shall constitute presence by each such director in person at such meeting and such meeting shall constitute a valid meeting of the Board for all purposes of the laws and these Bylaws. Any action taken by the Board at such meeting shall constitute a valid action of the Board for all purposes of the law and these Bylaws.

                  3.10. Quorum and Voting. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, a majority of the number of directors fixed in Section 3.1 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board if a quorum is present when the vote is taken, unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

                  3.11. Adjournment. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of the adjourned meeting shall be given to each director in accordance with Section 3.8 of these Bylaws, unless all of


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the directors of the full Board are present at the time of adjournment and the time and place of the adjourned meeting are announced at the time of the adjournment.

                  3.12. Committees. The Board, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and other committees. Each such committee shall consist of at least two (2) or more of the directors who shall serve on the committee at the pleasure of the Board, and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board, except that no committee shall have authority to:

                  (a) Approve or recommend to the shareholders actions or proposals required by the Florida Business Corporation Act to be approved by the shareholders;

                  (b)      Fill vacancies in the Board or any committee thereof;

                  (c)      Amend or repeal these Bylaws;

                  (d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board; or

                  (e) Authorize or approve the issuance, sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of voting groups of shares entitled to vote and be counted together collectively on certain matters, except that the Board may authorize a committee to do so within limits specifically prescribed by the Board.

                  The Board, by resolution of the majority of the full Board, may designate one or more directors as alternate members of a committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Any committee established under this Section 3.12 may fix its own rules for the conduct of its activities and shall make such reports of its activities to the Board as the Board may request.

                  3.13. Action by Directors Without Meeting. Any action required or permitted to be taken at a meeting of the Board (or a committee thereof) may be taken without a meeting if all of the directors (or members of the committee) sign one or more written consents describing the action so to be taken and such consent or consents is or are filed in the minutes of the proceedings of the Board (or committee). Such action by consent shall have the same effect as a unanimous vote at a duly called and noticed meeting of the Board (or committee), and may be described as such in any document. Action taken under this Section is effective when the last director signs a consent describing the action, unless the directors' consents specify a different effective date.

                  3.14. Presumption of Assent. A director who is present at a meeting of the Board, or a committee thereof of which the director is a member, at which action on any corporate matter is taken, shall be deemed to have assented to the action taken unless the director votes against such action, abstains from voting on the action, or objects at the beginning of the meeting (or promptly upon the director's arrival) to the holding of the meeting or to the transaction of specified business at the meeting.


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                  3.15. Compensation. The Board, irrespective of any personal interest of any of its members, may establish reasonable compensation to be paid to each director for such director's services to the Corporation as director, officer or otherwise, or the Board may delegate such authority to an appropriate committee. The Board also shall have authority to provide for, or to delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to directors, officers and employees and to their estates, families, dependents, or beneficiaries on account of prior services rendered by such director, officers and employees of the Corporation. Each director shall be reimbursed for the necessary expenses in connection with attending meetings of the Board or any committee thereof.

                                   ARTICLE IV

                                    OFFICERS

                  4.1. Number. The Corporation shall have president, such number of vice-presidents as may be chosen by the Board (which number may be zero), a secretary, a treasurer and such other officers and agents as the Board may, from time to time, determine necessary, each of whom shall be chosen by the Board. Any number of offices may be held by the same person.

                  4.2. Appointment and Term of Office. The officers of the Corporation to be chosen by the Board shall be appointed at each annual meeting of the Board. The Board may, from time to time, appoint, or may authorize a duly appointed officer to appoint, such additional officers, assistant officers and agents as the Board may deem necessary. Each officer shall hold office until a successor shall have been duly chosen or until the officer's prior death, resignation or removal.

                  4.3. Resignation and Removal. An officer may resign at any time by delivering notice to the secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Board accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. Any officer or agent may be removed by the Board at any time, with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

                  4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled by the Board for the unexpired portion of the term.

                  4.5. President. The president shall be the chief executive officer of the Corporation and, subject to the control of the Board, shall in general supervise and control all of the business and affairs of the Corporation and perform such other duties as may be prescribed by the Board from time to time. The president shall, when present, preside at all meetings of shareholders and the Board, and shall generally do and perform all acts incident to the office of president, or which are authorized or required by law. The president also shall have authority, subject to such conditions as may be prescribed by the Board, to appoint such agents and employees of the Corporation as the president shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the president. The president may sign with the secretary (or with any other proper officer of the Corporation thereunto authorized by the Board) certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts


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or other instruments which the Board has authorized to be executed, except when the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

                  4.6. Vice-Presidents. In the absence of the president or in the event of the president's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the president to act personally, the vice-president (or, in the event there is more than one vice-president, the vice-presidents in the order designated by the Board, or in the absence of designation, then in the order of their appointment), shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions on the president. Any vice-president may sign, with the secretary or any assistant secretary, certificates for shares of the Corporation, and shall perform such other duties and have such authority as from time to time may be delegated or assigned to the vice-president by the president or by the Board. The execution of any instrument of the Corporation by any vice-president shall be conclusive evidence, as to third parties, of the vice-president's authority to act in the stead of the president.

                  4.7. Secretary. The secretary shall (a) prepare the minutes of the meetings of the shareholders, of the Board and of committees of the Board in one or more books provided for such purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the records and seal of the Corporation, see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) be responsible for the authentication of the Corporation's records; (e) keep or arrange for the keeping of a register of the post office address of each shareholder furnished to the secretary; (f) sign with the president, or a vice-president, certificates for shares of the Corporation, the issuance of which have been authorized by resolution of the Board; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to the secretary by the president or by the Board.

                  4.8. Treasurer. The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by or under the authority of a resolution of the Board; and (c) in general perform all the duties incident to the office of treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to the treasurer by the president or by the Board. If required by the Board, the treasurer shall give a bond for the faithful discharge of the treasurer's duties in such sum and with such surety or sureties as the Board shall determine.

                  4.9. Assistant Secretaries and Assistant Treasurers. There shall be such a number of assistant secretaries and assistant treasurers as the Board may from time to time authorize. Such assistant secretaries and assistant treasurers may be appointed by the Board or, with the authorization of the Board, by a duly appointed officer. The assistant secretaries may sign with the president or a vice-president certificates for shares of the Corporation the issuance of which have been authorized by a resolution of the Board. The assistant treasurers shall respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties and


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have such authority as shall from time to time be delegated or assigned to them by the secretary or the treasurer, respectively, or by the president or the Board.

                  4.10. Other Assistants and Acting Officers. The Board, or an officer with the authorization of the Board, shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in the officer's stead, or to perform the duties of such officer whenever, for any reason, it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board shall have the power to perform all the duties of the office to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board.

                  4.11. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

                                    ARTICLE V

          CONTRACTS, LOANS, CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS

                  5.1. Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the president or the vice-president and by the secretary, an assistant secretary, the treasurer or an assistant treasurer; the secretary or an assistant secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

                  5.2. Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board. Such authorization may be general or confined to specific instances.

                  5.3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board.

                  5.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board.

                  5.5. Voting of Securities Owned by the Corporation. Subject always to the specific direction of the Board, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the president of this Corporation if the president is present, or in the president's


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
absence by any vice-president of this Corporation who may be present, and (b) whenever, in the judgment of the president, or in the president's absence, of any vice-president, it is desirable for this Corporation to appoint a proxy or to execute written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such appointment or consent shall be executed in the name of this Corporation by the president or one of the vice-presidents of this Corporation, without necessity of any authorization by the Board, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

                                   ARTICLE VI

               SHARES; CERTIFICATES FOR SHARES; TRANSFER OF SHARES

                  6.1. Shares May be Represented by Certificates. Shares of the Corporation may, but need not be, represented by certificates. Except as otherwise provided by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

                  6.2. Certificates for Shares. If shares of the Corporation are represented by Certificates, such Certificates shall be in a form, consistent with law, as shall be determined by the Board. Such certificates shall state the name of the issuing corporation and that the corporation is organized under the laws of the State and be signed by the president or a vice-president and by the secretary or an assistant secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the persons to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be registered upon the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.8 of these Bylaws.

                  6.3. Facsimile Signatures and Seal on Certificates. The signature of any officer upon a certificate may be a facsimile if the certificate is manually countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee. The seal of the Corporation on any certificate for shares may be a facsimile.

                  6.4. Signature by Former Officers. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

                  6.5. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, or prior to the registration of transfer of shares not represented by certificates, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other persons suffering loss as a result of such registration or transfer if (a) there were on the certificate the necessary endorsements, and (b) the Corporation had not duty to inquire into adverse claims or has discharged any such duty. The


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
Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board. Similarly, the Corporation shall not be liable to the owner or any other persons suffering loss as a result of a registration of transfer of shares not represented by a certificate if evidence of such transfer is presented to the Corporation and the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may make reasonable inquires into the validity of any such transfer and may require reasonable assurance that such transfer is valid and is in compliance with any other regulations as may be prescribed under the authority of the Board.

                  6.6. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation, or by an agreement between or among the Corporation and the shareholders, upon the transfer of such shares. Shareholders holding shares not represented by certificates shall be informed of any such restrictions upon the transfer of their shares in accordance with Section 6.7.

                  6.7. Shares Without Certificates. The Board may authorize the issuance without certificates of some or all shares of any or all of the corporation's classes or series of shares. Such authorization shall not affect shares already represented by certificates until and unless they are surrendered to the Corporation. The secretary shall, within a reasonable time following the issue or transfer of shares without certificates, provide to each new shareholder a written statement containing the name of the Corporation, stating that the Corporation is organized under the laws of the State, and setting forth the name of the person to whom the shares are issued, the number and class of shares, including the designation of the series, if any, of the shares issued to that person, the designations, relative rights, preferences and limitations applicable to each class, the variations and rights, preferences and limitations determined for each series, and the authority of the Board to determine variations for future series, and shall inform the shareholder, in a conspicuous statement, that the corporation will furnish the shareholder a full statement of such information on request and without charge. If there are any restrictions on the transfer of such shares imposed by the Corporation or by an agreement between or among the corporation and the shareholders, the existence of such restriction shall be noted conspicuously in that statement.

                  6.8. Lost, Destroyed or Stolen Certificates. When the registered owner claims that its certificate for shares has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser; (b) files with the Corporation an indemnity bond in such amount as is prescribed by the Board; and
(c) satisfies such other reasonable requirements as the Board may prescribe.

                  6.9. Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The Board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed fully paid and nonassessable by the Corporation. No share, whether represented by a certificate or not, shall be issued, and no certificate for any share shall be issued, until such share is fully paid.

                                   ARTICLE VII

                                      SEAL

                  7.1. The Board shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State and the words "Corporate Seal."

                                  ARTICLE VIII

                                   AMENDMENTS

                  8.1. By Shareholders. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by action of the shareholders at a meeting of the shareholders duly called and noticed under the provisions of these Bylaws.

                  8.2. By Directors. Except as provided herein, these Bylaws may also be altered, amended or repealed and new Bylaws may be adopted by action of the Board; provided that no bylaw adopted by the shareholders shall be amended or repealed by the Board if that bylaw so provides.

                  8.3. Implied Amendments. Any action taken or authorized by the shareholders or by the Board, which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  9.1. Mandatory Indemnification. The Corporation shall, to the fullest extent permitted by law, indemnify any person set forth in Section 9.2 against any liability (including but not limited to any obligation to pay a judgment, settlement, penalty, fine, or excise tax assessed with respect to an employee benefit plan), and any expense (including but not limited to counsel fees), and the Corporation shall advance to such person any reasonable expense, where such liability or expense is incurred by such person in connection with any proceeding. "Proceeding" for purposes of this Article IX shall include any threatened, pending or completed action, suit or proceeding of any nature, whether civil, criminal, administrative or investigative. Such rights of indemnification and the advancement of expenses shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person and shall not be deemed exclusive of any other rights to indemnification against liabilities or the advancement of expenses to which a party may be entitled under any written agreement, board resolution, vote of shareholders or law. The Corporation shall take any affirmative action necessary to effect such indemnification or advancement of expenses under the requirements of applicable law, including, without limitation, the requirements of Sections 607.0850(2), 607.0850(4) and 607.0850(5), Florida
Statutes.

                  9.2. Indemnities. The mandatory indemnification provided for in Section 9.1 is available to any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or enterprise, with respect to liabilities and expenses arising from such proceeding.

                  9.3. Permissive Supplementary Benefits. The Corporation may, but shall not be required to, supplement the rights of indemnification and advancement of expenses under this Article IX by (a) purchasing insurance on behalf of any one or more of such persons, whether or not the Corporation would be obligated to indemnify or advance expenses for such person under this Article IX, (b) entering into individual or group indemnification agreements with any one or more of such persons, and (c) advancing related expenses to such a person.

                  9.4. Amendment. This Article IX may be amended or repealed only by action of the shareholders and not by action of the Board.


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